As filed with the Securities and Exchange Commission on July 21, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dex Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	14-1855759
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

198 Inverness Drive West

Englewood, Colorado 80112

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Copies to:

Gregory A. Ezring, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200	William V. Fogg, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-115489

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $.01 per share	New York Stock Exchange
Preferred stock purchase rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $.01 per share (the “Common Stock”), and the preferred stock purchase rights issued pursuant to the Rights Agreement (the “Rights,” and together with the Common Stock, the “Securities”) of Dex Media, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-115489) (the “Registration Statement”) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Securities contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

1	Registration Statement on Form S-1 (Registration No. 333-115489), originally filed with the Commission on May 14, 2004, as amended, is incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-115489, is incorporated herein by reference.

3.2	Amended and Restated By-laws of Registrant. Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-115489, is incorporated herein by reference.

4.1	Rights Agreement, between the Registrant and Wachovia Bank, N.A., as rights agent, which includes, as Exhibit A thereto, the form of Certificate of Designations specifying the terms of the Preferred Stock, as Exhibit B thereto, the form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares. Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1, File No. 333-115489, is incorporated herein by reference.

4.2	Specimen Common Stock Certificate. Exhibit 4.19 to the Registrant’s Registration Statement on Form S-1, File No. 333-115489, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dex Media, Inc.

Date: July 21, 2004	By:	/s/ George Burnett
	Name:	George Burnett
	Title:	President and Chief Executive Officer